Exhibit 31.1
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                                  CERTIFICATION

I, Dean Polnerow, certify that:

     1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Switchboard Incorporated; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.



Dated: April 9, 2004                   By: /s/ Dean Polnerow
                                           -----------------
                                           Dean Polnerow
                                           Chief Executive Officer and President
                                           (principal executive officer)